Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 18, 2011, except Note 15 as to which the date is June 9, 2011, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-173570) and related Prospectus of Zillow, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Seattle, Washington

June 9, 2011